FOR IMMEDIATE RELEASE
COMPANY CONTACT:
Robert L. LaPenta, Jr.
Vice President - Chief Accounting Officer and Treasurer
(609) 387-7800 ext. 1216

BURLINGTON COAT FACTORY ANNOUNCES
ANNUAL CASH DIVIDEND

Burlington, NJ - November 14, 2005 - Burlington Coat Factory Warehouse Corporation (NYSE-BCF) announced today that its Board of Directors has declared a dividend of $0.04 per share of Common Stock, $1.00 par value per share, payable in cash on January 9, 2006 to stockholders of record on November 28, 2005.

Statements made in this press release that are forward-looking (within the meaning of the Private Securities Litigation Reform Act of 1995) are not historical facts and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: general economic conditions; consumer demand; consumer preferences; weather patterns; competitive factors, including pricing and promotional activities of major competitors; the availability of desirable store locations on suitable terms; the availability, selection and purchasing of attractive merchandise on favorable terms; import risks; the Company's ability to control costs and expenses; unforeseen computer related problems; any unforeseen material loss or casualty; the effect of inflation or deflation; and other factors the may be described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.